SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                 Date of earliest event reported: January 19, 2001


                          Stockgroup.Com Holdings, Inc.
             (Exact name of registrant as specified in its charter)


       Colorado                  000-23687                    84-1379282
 (State of Incorporation)   (Commission File Number)    (IRS Identification No.)


     500-750 W. Pender Street, Vancouver, British Columbia, Canada V6C 2T7
               (Address of principal executive offices)(Zip Code)


                                 (604) 331-0995
              (Registrant's telephone number, including area code)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. OTHER EVENTS

Financing Arrangement

     On January 19, 2001,  Stockgroup.com Holdings, Inc. ("STOCKGROUP") closed a
$0.5  million  financing  from  seven  unaffiliated   investors  pursuant  to  a
Securities Purchase Agreement dated January 19, 2001.

     The funding included $0.5 million of 3% Convertible Notes (the "Notes"), and 4-year Callable Warrants (the "Warrants"). The Warrants were issued on a pro-rata basis, with each Note-holder receiving 1 Series A Warrant for each dollar of Notes purchased and 3 Series B Warrants for each five dollars of Notes purchased. The Notes mature on December 31, 2003 and are convertible into STOCKGROUP common shares upon the earlier to occur of March 25, 2001, or the effective date of the registration of the shares issuable upon conversion of the Notes and exercise of the Warrants.

     The  maximum  and  minimum  conversion  prices for the Notes are $1.00 (the
"Maximum Conversion Price") and $0.50 (the "Minimum Closing Price") respectively, and the exercise price (the "Exercise Price") of the Warrants is $1.00 per share for the Series A Warrants and $2.00 per share for the Series B Warrants. The actual conversion price of the Notes will be determined upon receipt of a conversion notice and will be the lesser of (a) the Maximum Conversion Price, or (b) 80% of the 2 lowest closing prices of STOCKGROUP's common shares during the 10 trading days prior to the date of conversion, but in no case less than the Minimum Conversion Price.

     The Maximum and Minimum Conversion Prices and the Exercise Price are subject to adjustment upon the happening of certain events, such as the payment of a stock dividend, a stock split, a corporate merger or spin-off, or the issuance of securities at a price below the conversion price. Interest accrues on the Notes at the rate of 3% per annum, and is payable on each conversion date, at the end of each calendar quarter and at maturity. Interest may be paid in the form of cash or shares (which shares, if any, will be included in the registration statement to be filed), at STOCKGROUP's option. The Warrants permit the holders to acquire up to an aggregate of 800,000 STOCKGROUP common shares.

     STOCKGROUP has agreed to file a registration statement covering these shares, the shares underlying the Notes, and the shares issuable, if any, in payment of interest on the Notes. There was no placement agent in the transaction.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Stockgroup.com Holdings, Inc. (Registrant)

Dated:  January 29, 2001           By: /s/  Lindsay Moyle
                                   --------------------------------------
                                   Lindsay Moyle, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.                                           Exhibit
-----------                                           -------
     4.1                                    Securities Purchase Agreement

     4.2                                    Form of Debenture

     4.3                                    Registration Rights Agreement

     4.4                                    Form of Warrant

     99.1                                   Press Release